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Exhibit 15.1

NOTICE OF CALL

NOTICE OF
ANNUAL ORDINARY
MEETING
OF SHAREHOLDERS

May 15, 2007

Proxy Statement

NOTICE OF CALL

NOTICE OF
ANNUAL ORDINARY
MEETING
OF SHAREHOLDERS

May 15, 2007

Proxy Statement

Registered Offices in Milan (Italy), Via C. Cantù, 2
Paid in Capital Stock,
Euro 27,622,892.88
Fiscal Code and Companies Register no. 00891030272 Vat No. 10182640150

NOTICE OF CALL
ANNUAL ORDINARY MEETING OF SHAREHOLDERS

        The shareholders of Luxottica Group S.p.A. (the "Company") are hereby convened for an annual ordinary meeting of shareholders to be held on May 15, 2007 at 11:00 a.m. at the registered office of the Company, Via C. Cantù 2, in Milan, Italy on first call, and on May 16, 2007 at the same time and same place on second call, to consider the following:

AGENDA

ANNUAL ORDINARY MEETING

        Consideration of resolutions relating to:

1.
Submission of the Company's Statutory Financial Statements and the Consolidated Financial Statements as of and for the year ended December 31, 2006 and of the reports thereon of the Board of Directors, the Board of Statutory Auditors and the Company's Independent Registered Public Accounting Firm;

2.
Resolution with respect to the allocation of net income and distribution of dividends from part of net income and extraordinary reserve; and

3.
Determination of the compensation of the Board of Directors for 2007.

        Pursuant to the By-laws, in order to attend the meeting, shareholders must deposit, at least two days prior to the date of the meeting, the appropriate certification issued by the relevant authorized intermediaries attesting to their right to exercise shareholder rights.

        The Board of Directors report regarding the Agenda and the relevant documentation relating to the items on the Agenda shall be filed at the Company's registered office and with Borsa Italiana S.p.A. as provided by law. Such documentation will also be available on the Company's website: www.luxottica.com.

        The holders of the Company's American Depositary Shares listed on the New York Stock Exchange, each representing the right to receive one Ordinary Share, who wish to attend the meeting personally, should contact Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005 (attn. Duewa Brooks, ADR Department, Tel. +1 212.250.1305, Fax. +1 212.797.0327), at least fifteen days prior to the date of the meeting, in order to be informed about the requirements to be fulfilled to attend and to vote at the meeting.

Milan, March 5, 2007	LUXOTTICA GROUP S.p.A. for the Board of Directors Mr. Leonardo Del Vecchio Chairman

PROXY STATEMENT

Dear Holder of American Depositary Shares,

        The Board of Directors of Luxottica Group S.p.A. (the "Company") has convened the shareholders for an annual ordinary meeting, to be held on May 15, 2007 on first call, or, failing the attendance of the required quorum, on May 16, 2007 on second call, in either case at 11:00 a.m., at the registered office of the Company, Via C. Cantú 2, in Milan, Italy. The Agenda of the meeting is the following:

Annual ordinary meeting:

        Consideration of resolutions relating to: (1) submission of the Company's Statutory Financial Statements and the Consolidated Financial Statements as of and for the year ended December 31, 2006 and of the reports thereon of the Board of Directors, the Board of Statutory Auditors and the Company's Independent Registered Public Accounting Firm; (2) resolution with respect to the allocation of net income and distribution of dividends from part of net income and extraordinary reserve; and (3) determination of the compensation of the Board of Directors for 2007.

        By this proxy statement and the attached documentation, the Board of Directors of the Company (the "Board") wishes to provide you with details of the resolutions which the Board or the Chairman of the meeting, as the case may be, shall present on the above issues, in the order in which such resolutions will be submitted to the meeting, with a view to enabling you to cast your vote on these resolutions as described below.

        On the matters to be considered at the annual ordinary meeting, each Ordinary Share shall be entitled to one vote and all holders of the ordinary shares of the Company (the "Ordinary Shares") shall vote together as a single class. The presence, in person or by proxy, of at least 50% of the voting power represented by outstanding Ordinary Shares as of the date of the meeting will constitute a quorum for the approval of resolutions at the meeting. The affirmative vote of the holders of a majority of the Ordinary Shares entitled to vote at the meeting is required to approve the resolutions relating to each item in the Agenda.

        As of the close of business on the date hereof, Mr. Leonardo Del Vecchio, the Chairman of the Company, has the power to vote 314,803,339 Ordinary Shares, or approximately 68.4% of the outstanding Ordinary Shares. Such voting power enables Mr. Del Vecchio, without any additional votes, to control the approval of the resolutions to be submitted at the meeting.

        Mr. Del Vecchio has advised the Company that he intends to cast all of the votes controlled by him at the annual ordinary meeting:

        FOR the approval of the Company's Statutory Financial Statements as of and for the year ended December 31, 2006 and the reports thereon;

        FOR the approval of the allocation of net income and the Company's payment of a gross cash dividend distribution equal to Euro 0.42 per Ordinary Share (each American Depositary Share ("ADS") represents one Ordinary Share) payable out of net income (after a deduction for the legal reserve) and a portion of the extraordinary reserve; and

        FOR the approval of the aggregate compensation of Euro 94,731.00 per month for the Board, effective from the date of the annual ordinary meeting through the date of the approval of the Statutory Financial Statements as of and for the fiscal year ended December 31, 2007.

* * *

        Set forth below is a description of the matters that will be submitted for approval at the annual ordinary meeting:

1.
SUBMISSION OF THE COMPANY'S STATUTORY FINANCIAL STATEMENTS AND THE CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006 AND OF THE REPORTS THEREON OF THE BOARD OF DIRECTORS, THE BOARD OF STATUTORY AUDITORS AND THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

        Under Italian law, a statement of the Company's assets and liabilities prepared on an unconsolidated basis as of the last day of its most recently completed fiscal year in accordance with certain statutory accounting requirements (the "Statutory Financial Statements") according to the International Financial Reporting Standards ("IFRS") principles must be approved by shareholders at the annual ordinary meeting of shareholders.

        Under Italian law, the Statutory Financial Statements are submitted for approval by the holders of Ordinary Shares together with the reports thereon. Once approved by the holders of Ordinary Shares, the Statutory Financial Statements must be filed with the Company's Register kept by the Chamber of Commerce in Milan.

        The Company does not believe that its Statutory Financial Statements are as meaningful a statement of the Company's overall financial condition as the consolidated financial statements of the Company referred to below. Accordingly, the Statutory Financial Statements are not being distributed to the holders of ADSs and such holders who will not attend the meeting personally are not being asked to direct the vote of the deposited Ordinary Shares, by mail, with respect to such Statutory Financial Statements. Nevertheless, the holders of ADSs who will attend the meeting personally and, upon fulfillment of the conditions described below are granted the right to vote thereat, also shall be entitled to direct their vote for the approval of the Statutory Financial Statements. A copy of the Statutory Financial Statements together with the reports thereon, as filed at the Company's registered office, shall be available starting from April 30, 2007 and may be obtained without charge by any holder of ADSs. Requests for copies of the Statutory Financial Statements and such reports should be sent to, or requested by telephone from, the Company's registered office, Via C. Cantú 2, 20123 Milan, Italy, Tel. +39 02 8633 4062, Fax. +39 02 8633 4062. Such documentation may be obtained also from the Company's website www.luxottica.com.

        Copies of the Statutory Financial Statements and such reports also will be available at the meeting.

        The consolidated financial statements reflect the activity of the Company and of the group of companies owned, directly or indirectly, by the Company. The consolidated financial statements as of and for the fiscal year ending December 31, 2006 were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and were audited by Deloitte & Touche S.p.A., Independent Registered Public Accounting Firm, as stated in their report thereon.

        Copies of the consolidated financial statements and the reports thereon will be available at the meeting. However, no resolution of the shareholders approving the consolidated financial statements is required and, accordingly, the Board will not ask the shareholders to express their vote on this particular item of the agenda.

2.
RESOLUTION WITH RESPECT TO ALLOCATION OF NET INCOME AND DISTRIBUTION OF DIVIDENDS FROM PART OF NET INCOME AND EXTRAORDINARY RESERVE

        The holders of Ordinary Shares shall be requested to approve the proposed allocation of net income, including the proposed dividend distribution payable out of net income (after deduction for the legal reserve) and a portion of the extraordinary reserve. Italian law provides that the payment of annual dividends is subject to approval of the holders of Ordinary Shares at the annual ordinary meeting. Under Italian law, before dividends may be paid with respect to the results of any year, an amount equal to 5% of net income of the Company on an unconsolidated basis for such year must be set aside to the Company's legal reserve. Amounts so set aside are not available to fund dividends. The reserve requirement remains in existence until such legal reserve, including the amounts set aside during prior years, equals at least one-fifth of the nominal value of the Company's issued share capital.

        The Company is permitted to distribute dividends out of net income earned by its subsidiaries to holders of Ordinary Shares only to the extent such net income has been conveyed to the Company by its subsidiaries. The Board will propose that the holders of Ordinary Shares approve the distribution of dividends in the gross amount of Euro 0.42 per Ordinary Share (each ADS represents one Ordinary Share). Last year, the Company distributed a dividend equal to Euro 0.29 per Ordinary Share. If approved, the aggregate amount payable by the Company in connection with this year's dividend will be approximately Euro 193.4 million. Please note that this amount could be subject to increase due to the issuance of additional Ordinary Shares as a consequence of the exercise of stock options by employees. In this case, assuming that all stock option beneficiaries exercised all their vested options by the date of the annual shareholders' meeting, the aggregate amount payable by the Company in connection with the dividend would increase from approximately Euro 193.4 million to Euro 196.6 million. The funds available for the payment of the dividends would be paid out of net income available (after deduction for the legal reserve) to the Company and a portion of the extraordinary reserve. After deduction for the legal reserve, net income available to the Company for dividend distribution will be Euro 86.3 million (Euro 86.2 million in the case of exercise of all vested stock options). Therefore, the portion of the dividend distribution taken out of the extraordinary reserve will be Euro 107.1 million (Euro 110.4 million in the case of exercise of all vested stock options). At the meeting, the Board will seek approval of the foregoing proposal.

        With a view to enabling all non Italian resident of the ADS holders to provide the documentation required to achieve the application of reduced Italian substitute tax on dividend, pursuant to the applicable tax treaties between Italy and other countries, the Board will propose to set May 24, 2007 as the date for payment of dividends to all holders of Ordinary Shares of record on May 18, 2007, including Deutsche Bank Trust Company Americas, as depositary on behalf of the ADS holders.

        Deutsche Bank Trust Company Americas, acting as depositary with respect to the ADSs, has advised the Company that the dividend amount for each ADS holder will be paid commencing on June 1, 2007 to all such holders of record on May 23, 2007. Deutsche Bank Trust Company Americas has advised the Company that after the close of business on May 18, 2007 through and including May 23, 2007 it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs, as applicable. Deutsche Bank Trust Company Americas shall pay such dividends in U.S. dollars by converting the Euro amount of the dividend, net of the applicable tax, at the market Euro/U.S. dollar exchange rate in effect on May 24, 2007. Attached to this Proxy Statement as Annex A you will find a letter from the Company providing information as to the procedure to be used by ADS holders who are U.S. residents, Italian residents or residents of countries having anti-double taxation treaties with the Republic of Italy for the purposes of obtaining reduced/NIL tax on dividends provided for by the Italian domestic legislation or the applicable tax treaties.

3.    DETERMINATION OF THE COMPENSATION OF THE BOARD OF DIRECTORS FOR 2007

        The Board will submit to the holders of Ordinary Shares for determination the proposal of aggregate compensation of Euro 94,731.00 per month for the Board, effective from the date of the annual ordinary meeting through the date of the approval of the Statutory Financial Statements as of and for the fiscal year ended December 31, 2007.

* * *

        The resolutions under paragraphs 1, 2 and 3 above require the affirmative vote of the holders of a majority of Ordinary Shares entitled to vote at the meeting.

VOTING PROCEDURES

        You may cast your vote on the resolutions referred to above either by completing the enclosed Voting Instruction Card and mailing it pursuant to the instructions included therein or by attending the annual ordinary shareholders' meeting personally. Should you elect to cast your vote personally at the annual ordinary meeting, you will be required to follow the procedure established by the Company in agreement with Deutsche Bank Trust Company Americas, as depositary. According to such procedure, you will be required to provide Deutsche Bank Trust Company Americas not later than 12:00 p.m. (noon) on May 3, 2007 evidence that (i) you will be an ADS holder as of the date of the annual ordinary meeting and (ii) you have not already exercised the voting rights pertaining to the ADSs held by you by mailing the attached Voting Instruction Card. Details on how to fulfill such requirements are contained in the letters attached hereto as Annex B and Annex C.

        The Company believes that the foregoing information and the attached documents will be sufficient to enable you to cast your vote in connection with each of the resolutions described above which are being submitted for your approval.

                      Many thanks and best regards,

                       Luxottica Group S.p.A.

Milan, March 5, 2007

ANNEX A

ATTENTION: IMPORTANT NOTICE CONCERNING THE TAXATION OF DIVIDENDS
PAYABLE BY LUXOTTICA GROUP S.p.A.

March, 2007

Dear Holder of American Depositary Shares,

        As noted in the enclosed Proxy Statement, at the annual ordinary shareholders' meeting of Luxottica Group S.p.A. (the "Company") which will be held on May 15, 2007 on first call (or on May 16, 2007 on second call), the Board of Directors of the Company will submit to shareholders a proposal to adopt a resolution for the distribution of a cash dividend in the amount of Euro 0.42 per American Depositary Share (each American Depositary Share represents one Ordinary Share).

        The Company will pay the dividend to all holders of ADSs of record on May 23, 2007. In order to be a holder of record on May 23, 2007 and thus be entitled to such dividend, you must purchase the ADSs on or before May 18, 2007.

        The dividend will be paid on May 24, 2007 in Euro, by Monte Titoli S.p.A., authorized intermediary, to all depository banks of the shareholders. For the holders of ADSs, the dividend will be paid to Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A., as custodian under the Deposit Agreement. Deutsche Bank Trust Company Americas anticipates that dividends will be payable to all the ADS holders commencing from and after June 1, 2007 upon satisfaction of the documentation requirements referred to below, at the U.S. Dollar/Euro exchange rate in effect on May 24, 2007.

        The ADSs listed on the New York Stock Exchange will be traded ex-dividend on May 21, 2007.

        Dividends paid to beneficial owners who are not Italian residents and do not have a permanent establishment in Italy to which the shares are effectively connected, are generally subject to a 27.0 percent substitute tax rate. Accordingly, the amount of the dividend paid to Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A, as custodian under the Deposit Agreement, will be subject to such Italian substitute tax. Therefore, the amount of the dividends that the holders of ADSs will initially receive will be net of such substitute tax.

        All owners of ADSs will be given the opportunity to submit to Deutsche Bank Trust Company Americas, in accordance with the procedure set forth by it, the documentation attesting to their residence for tax purposes in Italy or in countries which have entered into tax treaties with Italy, pursuant to which reduced/NIL tax rates might become directly applicable. Non Italian resident registered ADS holders, holding shares directly with Deutsche Bank Trust Americas, will receive instructions on how to obtain their tax treaty benefits by mail. If you would like further information you may contact Deutsche Bank Trust Company Americas c/o Globe Tax Services at +1.800-876-0959 or +1-212-747-9100. Beneficial ADS holders (outside of Italy) who are holding through a Bank or Broker should contact the Bank or Broker directly so that they may assist you in obtaining the documentation needed to apply for a reduced/NIL tax rate.

        As soon as the required documentation is delivered by Deutsche Bank Trust Company Americas to Deutsche Bank S.p.A., such bank shall endeavor to effect repayment of the entire 27.0 percent withheld or the balance between the 27.0 percent withheld at the time of payment and the rate actually applicable to the ADS holder, as the case may be. By way of example, Italy and the United States (as well as many other countries) are parties to a tax treaty pursuant to which the rate of the tax applicable to dividends paid by an Italian resident company to a U.S. resident entitled to the benefits under the treaty may be reduced to 15.0 percent. Therefore, U.S. resident ADS holders have the opportunity to be repaid a further 12.0 percent of the gross dividend, which is the difference between the 27.0 percent withheld at the time of payment of the dividend and the 15.0 percent substitute tax provided for by the Italy—U.S. tax treaty.

        The Company recommends to all ADS holders who are interested in taking advantage of such an opportunity, that they request more detailed information as to the exact procedure to be followed from Deutsche Bank Trust Company Americas (ADR Department, Tel. +1.800.876.0959; Fax. +1.866.888.1120, attn. Gregory Lewis) or directly from the Company's headquarters in Italy (Investor Relations Department, Tel. +39.0437.644256; Fax. +39.0437.63840). Such information is also available on the Company's website www.luxottica.com.

        ADS Holders with residency in Italy should refer to forms from A to G which can be downloaded from Luxottica website (www.luxottica.com). For further information please contact the local Italian Tax Agent bank, Deutsche Bank S.p.A. (sede di Piazza del Calendario, 3 Mr. Bruno Montemartini, Tel. +39 02.4024.2560 / +39 02.4024.2546 bruno.montemartini@db.com or Mr. Andrea Ezio Cella, Tel. +39 02.4024.2832 / +39 02.4024.2927 andreaezio.cella@db.com).

        Please note that in order for non Italian resident ADS holders to take advantage of the accelerated tax refund (Quick Refund), the certification by the respective tax authority must be dated before May 24, 2007 (the dividend payment date in Euro) and Deutsche Bank Trust Company Americas or Deutsche Bank S.p.A. should receive the certification on or before September 21, 2007.

        ADS holders are further advised that, once the amounts withheld are paid to the Italian tax authorities, the ADS holders who are entitled to a reduced tax rate may only apply to the Italian tax authorities to receive the reimbursement of the excess tax applied to the dividends received from the Company. Such procedure customarily takes years before the reimbursement is actually made. Therefore, the above-mentioned procedure, for direct application of reduced withholding rate was established by Luxottica Group in the best interest of its shareholders.

        Best regards,

LUXOTTICA GROUP S.p.A.

Form for BENEFICIAL OWNERS

ANNEX B

IMPORTANT NOTICE

ANNUAL ORDINARY SHAREHOLDERS' MEETING OF
LUXOTTICA GROUP S.p.A.
TO BE HELD ON MAY 15, 2007 ON FIRST CALL,
ON MAY 16, 2007 ON SECOND CALL
HOW TO ATTEND

Dear Beneficial Holder of American Depositary Shares,

        As indicated in the enclosed Notice of Call and in the Proxy Statement, the annual ordinary shareholders' meeting (the "Meeting") of the shareholders of Luxottica Group S.p.A. (the "Company") will be held on May 15, 2007 on first call, or, failing the attendance of the required quorum, on May 16, 2007 on second call, in either case at the registered office of the Company, Via C. Cantú 2, in Milan, Italy at 11:00 a.m.

        The beneficial owners of American Depositary Shares of the Company ("Beneficial Owners") are entitled either:

        A. to instruct Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective American Depositary Shares by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

        B. to attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the American Depositary Shares held by them.

        By this letter, the Company wishes to provide the Beneficial Owners with instructions as to the requirements to be fulfilled by those Beneficial Owners who wish to attend the Meeting and cast their vote personally.

        Pursuant to Italian law governing the Meeting, merely holding American Depositary Shares does not automatically permit the Beneficial Owners to attend the Meeting or to exercise voting rights.

        In light of the foregoing, all Beneficial Owners who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the Beneficial Owners with the requirements set forth below.

        All Beneficial Owners who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than May 3, 2007 at 12:00 p.m. (noon) with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the Beneficial Owners as part of the mailing of the Proxy Statement to all of the Beneficial Owners of American Depositary Shares of record on April 5, 2007.

2.
A certification in the form of Schedule 1 hereto issued by the bank or broker that is holding the American Depositary Shares on behalf of the Beneficial Owners.

        Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the Beneficial Owners for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy from 9:00 a.m. on the date of the Meeting at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the bank or broker that has issued the certification referred to in section 2 above to be a holder of record on April 5, 2007 for the number of American Depositary Shares referred to in the certification. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

        If the voting rights pertaining to the American Depositary Shares held by any Beneficial Owner have been exercised through the mailing of the Voting Instruction Card, the Beneficial Owners may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the Beneficial Owner shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

        Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required.

Sincerely yours, LUXOTTICA GROUP S.p.A.
Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Duewa Brooks ADR Department Tel. +1 212.250.1305 Fax. +1 212.797.0327

SCHEDULE 1 TO ANNEX B

Form of Certification for BENEFICIAL OWNERS

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attention: Duewa Brooks	Date , 2007

Dear Sirs,

        The undersigned                          , as bank/broker holding American Depositary Shares of Luxottica Group S.p.A., hereby certifies, under its own responsibility, as follows:

                                  (name of beneficial owner of American Depositary Shares) is the beneficial owner of no.                           American Depositary Shares of Luxottica Group S.p.A., held by the undersigned on his/her/its behalf, and such American Depositary Shares will be so held up to and including May 15, 2007, or failing attendance of the required quorum, up to and including May 16, 2007. As a result of the foregoing, the undersigned will keep the deposited American Depositary Shares and will not release them to the aforementioned beneficial owner, nor will the undersigned consent to the assignment of the beneficial ownership of said American Depositary Shares until such date. You are hereby authorized to rely upon this certification in connection with the granting of a proxy to the aforementioned beneficial owner enabling him/her/it to attend the Annual Ordinary Shareholders' Meeting of Luxottica Group S.p.A., which will be held on May 15, 2007 on first call, or, failing the attendance of the required quorum, on May 16, 2007 on second call.

Kind regards,

Form for REGISTERED HOLDERS

ANNEX C

IMPORTANT NOTICE

ANNUAL ORDINARY SHAREHOLDERS' MEETING OF
LUXOTTICA GROUP S.p.A.
TO BE HELD ON MAY 15, 2007 ON FIRST CALL OR
ON MAY 16, 2007 ON SECOND CALL
HOW TO ATTEND

Dear Registered Holder of American Depositary Shares,

        As indicated in the enclosed Notice of Call and in the Proxy Statement, the annual ordinary shareholders' meeting (the "Meeting") of the shareholders of Luxottica Group S.p.A. (the "Company") will be held on May 15, 2007 on first call, or, failing the attendance of the required quorum, on May 16, 2007 on second call, in either case at the registered office of the Company, Via C. Cantú 2, in Milan, Italy at 11:00 a.m.

        The registered holders of American Depositary Shares of the Company ("ADS Holders") are entitled either:

        A. to instruct Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective American Depositary Shares by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

        B. to attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the American Depositary Shares held by them.

        By this letter the Company wishes to provide the ADS Holders with instructions as to the requirements to be fulfilled by those Registered Holders who wish to attend the Meeting and cast their vote personally.

        Pursuant to Italian law governing the Meeting, merely holding American Depositary Shares does not automatically permit the ADS Holders to attend the Meeting or to exercise voting rights.

        In light of the foregoing, all ADS Holders who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the ADS Holders with the requirements set forth below.

        All ADS Holders who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than May 3, 2007 at 12:00 p.m. (noon) with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the ADS Holders as part of the mailing of the Proxy Statement to all of the Holders of American Depositary Shares of record on April 5, 2007.

2.
A notice in the form of Schedule 1 hereto.

        Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the ADS Holder for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy from 9:00 a.m. on the date of the Meeting at the registered office of the Company, Via C. Cantú 2, in Milan, Italy. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the ADS Holder being a registered holder of record of American Depositary Shares on April 5, 2007. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

        If the voting rights pertaining to the American Depositary Shares held by any ADS Holder have been exercised through the mailing of the Voting Instruction Card, the ADS Holder may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the ADS Holder shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

        Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required.

Sincerely yours, LUXOTTICA GROUP S.p.A.
Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Duewa Brooks ADR Department Tel. +1 212.250.1305 Fax. +1 212.797.0327

SCHEDULE 1 TO ANNEX C

Form of Certification for REGISTERED HOLDERS

Deutsche Bank Trust Company Americas 60 Wall Street, New York, New York 10005 Attention: Duewa Brooks	Date , 2007

Dear Sirs,

        The undersigned                          , in its capacity as registered holder of no.                           American Depositary Shares of Luxottica Group S.p.A. (the "ADSs"), hereby gives notice to Deutsche Bank Trust Company Americas that the undersigned wishes to attend personally the shareholders' meeting of Luxottica Group S.p.A. to be held on May 15, 2007 or failing attendance of the required quorum, on May 16, 2007 (the "Meeting").

        The undersigned further certifies that it will continue to be a registered holder of the ADSs up to and including May 15, 2007 or failing attendance of the required quorum, on May 16, 2007.

        You are hereby authorized to rely upon this certification in connection with the granting to Mr./Mrs./Ms.                           on behalf of the undersigned, of a proxy enabling said person to attend the Meeting of Luxottica Group S.p.A.

Kind regards,

Luxottica Headquarters and Registered Office•Via C. Cantù 2, 20123 Milan, Italy - Tel. +39.02.863341 - Fax +39.02.86996550

Deutsche Bank Trust Company Americas (ADR Depositary Bank)•60 Wall Street, New York, NY 10005 USA
Tel. +1.212.250.9100 - Fax +1.212.797.0327

LUXOTTICA SRL
AGORDO, BELLUNO - ITALY

LUXOTTICA BELGIUM NV
DEURNE - BELGIUM

LUXOTTICA FASHION BRILLEN GMBH
HAAR - GERMANY

OY LUXOTTICA FINLAND AB
ESPOO - FINLAND

LUXOTTICA FRANCE SARL
VALBONNE - FRANCE

LUXOTTICA GOZLUK ENDUSTRI VE TICARET AS
CIGLI - IZMIR - TURKEY

LUXOTTICA HELLAS AE
PALLINI - GREECE

LUXOTTICA IBERICA SA
BARCELONA - SPAIN

LUXOTTICA NEDERLAND BV
HEEMSTEDE - HOLLAND

LUXOTTICA NORGE AS
KONGSBERG - NORWAY

LUXOTTICA OPTICS LTD
HERZELIA - ISRAEL

LUXOTTICA POLAND SPZOO
KRAKÓW - POLAND

LUXOTTICA PORTUGAL SA
LISBOA - PORTUGAL

LUXOTTICA SWITZERLAND AG
URTENEN, SCHÖNBÜHL - SWITZERLAND

LUXOTTICA CENTRAL EUROPE LTD
BUDAPEST - HUNGARY

LUXOTTICA SOUTH EASTERN EUROPE LTD
NOVIGRAD - CROATIA

LUXOTTICA TRADING AND FINANCE LIMITED
DUBLIN - IRELAND

LUXOTTICA SWEDEN AB
GÖTEBORG - SWEDEN

LUXOTTICA U.K. LTD
LONDON - UNITED KINGDOM

LUXOTTICA VERTRIEBSGESELLSCHAFT MBH
KLOSTERNEUBURG - AUSTRIA

AVANT-GARDE OPTICS, LLC
PORT WASHINGTON - NEW YORK (USA)

LUXOTTICA U.S. HOLDINGS CORP.
WILMINGTON - DELAWARE (USA)

COLE VISION CORPORATION
WILMINGTON - DELAWARE (USA)

PEARLE VISION INC
WILMINGTON - DELAWARE (USA)

LENSCRAFTERS, INC
MASON - OHIO (USA)

EYEMED VISION CARE LLC
WILMINGTON - DELAWARE (USA)

SUNGLASS HUT INTERNATIONAL, INC
PLANTATION - FLORIDA (USA)

LUXOTTICA CANADA INC
TORONTO - CANADA

LUXOTTICA MEXICO SA DE CV
MEXICO CITY - MEXICO

LUXOTTICA ARGENTINA SRL
BUENOS AIRES - ARGENTINA

LUXOTTICA DO BRASIL LTDA
SÃO PAULO - BRASIL

LUXOTTICA AUSTRALIA PTY LTD
SYDNEY - AUSTRALIA

OPSM GROUP LIMITED
SYDNEY - AUSTRALIA

LUXOTTICA MIDDLE EAST FZE
DUBAI - DUBAI

MIRARI JAPAN CO LTD
TOKYO - JAPAN

LUXOTTICA SOUTH AFRICA PTY LTD
JOHANNESBURG - SOUTH AFRICA

RAYBAN SUN OPTICS INDIA LTD
BHIWADI - INDIA

LUXOTTICA RETAIL HONG KONG LIMITED
HONG KONG - CHINA

LUXOTTICA TRISTAR (DONGGUAN) OPTICAL CO
DONG GUAN CITY, GUANGDONG - CHINA

GUANGZHOU MING LONG OPTICAL TECHNOLOGY CO. LTD
GUANGZHOU CITY - CHINA

SPV ZETA OPTICAL TRADING (BEIJING) CO. LTD
BEIJING - CHINA

SHANGHAI MODERN SIGHT OPTICS LTD
SHANGHAI - CHINA

LUXOTTICA KOREA LTD
SEOUL - KOREA

www.luxottica.com

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PROXY STATEMENT
VOTING PROCEDURES
ANNEX A
ATTENTION: IMPORTANT NOTICE CONCERNING THE TAXATION OF DIVIDENDS PAYABLE BY LUXOTTICA GROUP S.p.A.
Form for BENEFICIAL OWNERS ANNEX B IMPORTANT NOTICE ANNUAL ORDINARY SHAREHOLDERS' MEETING OF LUXOTTICA GROUP S.p.A. TO BE HELD ON MAY 15, 2007 ON FIRST CALL, ON MAY 16, 2007 ON SECOND CALL HOW TO ATTEND
SCHEDULE 1 TO ANNEX B Form of Certification for BENEFICIAL OWNERS
Form for REGISTERED HOLDERS ANNEX C IMPORTANT NOTICE ANNUAL ORDINARY SHAREHOLDERS' MEETING OF LUXOTTICA GROUP S.p.A. TO BE HELD ON MAY 15, 2007 ON FIRST CALL OR ON MAY 16, 2007 ON SECOND CALL HOW TO ATTEND
SCHEDULE 1 TO ANNEX C Form of Certification for REGISTERED HOLDERS